EXHIBIT NO. 23



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements Nos. 33-55884 and 33-61283 of Colonial Data Technologies Corp. on Form S-8 of our report dated January 26, 1996, appearing in this Annual Report on Form 10K of Colonial Data Technologies Corp. for the year ended December 31, 1995.



Deloitte & Touche LLP

Hartford, Connecticut
March 22, 1996